Exhibit 1.1

AMENDMENT NO. 1 TO
EQUITY DISTRIBUTION PROGRAM DISTRIBUTION AGREEMENT

This AMENDMENT NO. 1 TO EQUITY DISTRIBUTION PROGRAM DISTRIBUTION AGREEMENT, dated as of December 2, 2011 (this “Amendment”), is by and between Vanguard Natural Resources, LLC, a Delaware limited liability company (the “Company”), and Knight Capital Americas, L.P., a Delaware limited partnership (“KCA,” and together with the Company, the “Parties,” and each individually, a “Party”).  Capitalized terms not otherwise defined herein have the meanings given to them in the Distribution Agreement (as defined below).

RECITALS

WHEREAS, the Company and KCA are parties to that certain Amended and Restated Equity Distribution Program Distribution Agreement, dated as of September 9, 2011 (the “Distribution Agreement”);

WHEREAS, the Company and KCA agreed to amend the Distribution Agreement as set forth herein;

NOW THEREFORE, in consideration of the premises and the mutual undertakings contained herein, the parties hereto hereby agree as follows:

1. Amendments.

(a) Representations and Warranties of the Company. The Company and KCA agree that Section 4 of the Distribution Agreement is hereby amended by:

(i) Deleting the "(1)" at the beginning of subsection (z).

(ii) Deleting paragraph (2) of subsection (z) in its entirety.

(b) First Closing.  The Company and KCA agree that Section 6 of the Distribution Agreement is hereby amended by:

(i) Replacing “Morrison & Foerster LLP, counsel for KCA,” with “counsel to KCA” in paragraph (ii) of subsection (a).

(ii) Replacing “Morrison & Foerster LLP, counsel to KCA,” with “counsel to KCA” in paragraph (iii) of subsection (a).

(iii) Deleting paragraph (v) of subsection (a) in its entirety.

(iv) Renumbering paragraph (vi) of subsection (a) as paragraph (v); renumbering paragraph (vii) of subsection (a) as paragraph (vi); renumbering paragraph (viii) of subsection (a) as paragraph (vii); renumbering paragraph (ix) of subsection (a) as paragraph (viii); and renumbering paragraph (x) of subsection (a) as paragraph (ix).

(v) Replacing “Morrison & Foerster LLP” in subsection (b) with “its counsel”.

(c) Additional Covenants of the Company.  The Company and KCA agree that Section 7 of the Distribution Agreement is hereby amended by:

(i) Replacing “Morrison & Foerster LLP, counsel for KCA,” with “counsel to KCA” in paragraph (ii) of subsection (b).

(ii) Replacing “Morrison & Foerster LLP, counsel for KCA,” with “counsel to KCA” in paragraph (iii) of subsection (b).

(d) Exhibit E. The Company and KCA agree that Exhibit E of the Distribution Agreement is hereby amended by deleting Section II in its entirety.

(e) Exhibit G. The Company and KCA agree that Exhibit G of the Distribution Agreement is hereby amended by deleting “Morrison & Foerster LLP,” from the heading thereof.

2. Incorporation of Representations and Warranties from Distribution Agreement.  The representations and warranties contained in Section 4 of the Distribution Agreement, as modified by this Amendment, are true and correct in all material respects on and as of the date hereof to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true and correct in all material respects on and as of such earlier date.

3. Severability.  If any provision of this Amendment is void or unenforceable under the governing law, (a) such provision shall be deemed severed from this Amendment and the validity and enforceability of the remainder of this Amendment shall not be affected thereby, and (b) the Parties shall negotiate in good faith an equitable amendment to any such provision with the view to effecting, to the extent legally possible, the original purpose and intent of this Amendment.

4. Headings.  The Section headings and other headings in this Amendment are inserted solely as a matter of convenience and for reference and are not and shall not be deemed to be a part of this Amendment.

5. Counterparts.  This Amendment may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.  Any signature page of any such counterpart, or any facsimile thereof, may be attached or appended to any other counterpart to complete a fully executed counterpart to this Amendment, and any facsimile transmission of any Party’s signature to any counterpart shall be deemed an original signature and shall bind such Party.

6. Governing Law.  This Agreement shall be governed by and construed under the laws of the State of New York without reference to the conflict of laws provisions thereof.

7. Amendment and Waiver.  The Distribution Agreement, as amended hereby, shall remain in full force and effect and embodies the entire agreement and understanding between the Parties with respect to the subject matter of the Amendment and supersedes all prior agreements and understandings between the Parties relating to such subject matter.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to Equity Distribution Program Distribution Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

VANGUARD NATURAL RESOURCES, LLC

By:  /s/ Richard Robert
Name: Richard Robert
Title: EVP & CFO

KNIGHT CAPITAL AMERICAS, L.P.

By: /s/ William Kelly
Name: William Kelly
Title: Managing Director